UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

NATURALNANO, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 30, 2006

To Our Stockholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of NaturalNano, Inc. at the Dryden Theatre located at the George Eastman House at 900 East Avenue, Rochester, New York 14607 on Wednesday, July 19, 2006, at 10:00 a.m. (local time).

This year you will be asked to vote on two proposals. Each proposal is explained in the attached proxy statement; which we encourage you to read. In addition to the formal items of business to be brought before the meeting, members of management will review the Company’s performance and will be available to respond to your questions.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company's 2005 Annual Report to Stockholders, which includes the Company's Form 10-KSB for the fiscal year-ended December 31, 2005. These reports set forth important business and financial information concerning NaturalNano, Inc.

Thank you for your continued support of NaturalNano. I look forward to seeing you on July 19 at this year's Stockholders Meeting.

Very truly yours, /s/ Michael D. Riedlinger Michael D. Riedlinger President, NaturalNano, Inc.

NaturalNano, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 19, 2006

TO THE STOCKHOLDERS OF NATURALNANO, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NATURALNANO, INC., a Nevada corporation (the "Company"), will be held on July 19, 2006, at 10:00 a.m., local time, at the Dryden Theatre at the George Eastman House at 900 East Avenue Rochester, New York 14607.

Matters to be voted on:

1.	To elect six (6) members of the Board of Directors to serve until the 2007 Annual Meeting of Stockholders or until a successor is elected.

2.	To ratify the appointment of Goldstein Golub Kessler LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Your Board of Directors recommends that you vote in favor of each of the matters to be voted upon.

The Board of Directors has set June 1, 2006 as the record date for the Annual Meeting. Only those shareholders who are holders of record of our common stock at the close of business on June 1, 2006 will be entitled to vote at the Annual Meeting.

WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Kathleen A. Browne Kathleen A. Browne Chief Financial Officer, Secretary and Treasurer

West Henrietta, New York
Date: June 30, 2006

NaturalNano, Inc.
150 Lucius Gordon Drive
West Henrietta, New York 14586

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS
JULY 19, 2006

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

This Proxy Statement is being furnished to the stockholders of NATURALNANO, INC. ("NaturalNano" or the "Company", "we", "us" and "our") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are for use at the Meeting (“the Annual Meeting”) of Stockholders of the Company.

Date:	Wednesday, July 19, 2006
Time:	10:00 a.m. (local time)
Place:	The Dryden Theatre located at the George Eastman House 900 East Avenue, Rochester, New York 14607

The shares represented by your proxy, if the proxy is properly executed and returned and not revoked, will be voted at the Annual Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Agenda:	The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

(i)	FOR the election of the director nominees named herein (Proposal No.1), unless you specifically withhold authority to vote for one or more of the director nominees;

(ii)	FOR the ratification of the appointment of Goldstein Golub Kessler LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006 (Proposal No. 2); and

(iii)	In the discretion of the persons named in the enclosed form of proxy, on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials and the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the "Last Fiscal Year") are first being mailed to stockholders on or about June 30, 2006.

Record Date and Voting Securities

Stockholders of record at the close of business on June 1, 2006 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 121,781,407 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 187 stockholders. The aggregate number of votes entitled to be cast at the meeting is 121,781,407.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting. All other proposals set forth in this Proxy Statement, other than the election of directors or as otherwise required by Nevada law, require a majority of the votes cast and entitled to vote at the Annual Meeting and will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone, e-mail or facsimile.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the Annual Meeting, who, with the assistance of Interstate Transfer Company, the Company's transfer agent, will determine whether or not a quorum is present. If the shares present, in person and by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote (the "Votes Cast") with respect to such matter. While no definitive statutory or case law authority exists in Nevada as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. With respect to a proposal that requires a majority of the outstanding shares (none of the proposals in this Proxy Statement), a broker non-vote has the same effect as a vote "AGAINST" the proposal.

Deadline for Receipt of Stockholder Proposals to be presented at the 2007 Annual Meeting

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), to be included in the Company's Proxy Statement to be issued in connection with the 2007 Annual Meeting of Stockholders, such proposal must be received by the Company no later than December 31, 2006. Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Act, which a stockholder intends to bring forth at the Company's 2007 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Act and the By-laws of the Company if received by the Company after May 16, 2007.

Annual Report on Form 10-KSB

Our Annual Report on Form 10-KSB for the 2005 Fiscal Year (the "Annual Report") which is mailed to stockholders with this Proxy Statement, contains financial and other information about us, and such financial information is incorporated by reference into this Proxy Statement. See "Other Information" below.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board currently consists of six directors each of whom serves until the Annual Meeting and until his successor is elected and has qualified. The Company's By-Laws provide that the Board consist of three to nine persons. The Board has fixed six as the number of directors for purposes of this year's Annual Meeting who will serve a one year term until the Annual Meeting of Stockholders to be held in 2007, or until a successor is elected or appointed and qualified or until such director's earlier resignation or removal. The Board reserves the right to increase the size of the Board as provided in the Company's By-Laws.

At this year's Annual Meeting you are requested to vote for the election of Michael L. Weiner, Michael D. Riedlinger, Steven Katz, Ross B. Kenzie, John F. Lanzafame and Sharell L. Mikesell. Each of these nominees has consented to serve, and the Board has no reason to believe that the nominees will be unable or unwilling to serve as nominees or as directors if elected. However, if any nominee is unable or unwilling to serve as a director, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. If the Board designates a substitute, shares represented by proxies may be voted for the substitute nominee. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Nevada corporation law, assuming the presence of a quorum, six directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the Annual Meeting who are present in person or by proxy. The age of each nominee is as of June 15, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES NAMED BELOW.

		Position Within	Served as a
Name	Age	the Company	Director Since

Michael L. Weiner	58	Chairman of the Board	2004

Michael D. Riedlinger	48	President and Director	2005

Steven Katz	58	Director	2005

Ross B. Kenzie	74	Director	2005

John F. Lanzafame	38	Director	2004

Sharell L. Mikesell	62	Director	2006

The principal occupations and business experience for at least the past five years of each director and nominee is as follows.

Michael L. Weiner is President, Chief Executive Officer and co-founder of Biophan Technologies, Inc. He began his career at Xerox Corporation in 1975, where he served in a variety of capacities in sales and marketing, including manager of software market expansion and manager of sales compensation planning. In 1982, he received the President’s award, the top honor at Xerox for an invention benefiting a major product line. In 1985, Mr. Weiner founded Microlytics, a Xerox spin-off company which developed technology from the Xerox Palo Alto Research Center into a suite of products, including the award-winning Word Finder Thesaurus, with licenses out to over 150 companies, including Apple, Microsoft, and Sony. Microlytics was acquired by a merger with a public company in 1990, which Mr. Weiner then headed up through 1993. In February 1999, Mr. Weiner founded Technology Innovations, LLC to develop intellectual property assets. In August 2000, Mr. Weiner created Biomed Solutions, LLC, to pursue certain biomedical and nanotechnology opportunities, investing in embryonic-to-seed stage innovations which generate new ventures and/or licenses. Mr. Weiner is the CEO and a director of Biophan Technologies, Inc., a medical research and development company located in West Henrietta, New York engaged in providing technology to enable implantable medical devices and interventional devices to be used safely and effectively in conjunction with Magnetic Resonance Imaging (MRI), since December 2000. Mr. Weiner serves on the Boards of Biophan Technologies, Inc., Biomed Solutions, LLC, Technology Innovations, LLC, Stem Capture, Inc., OncoVista, Inc., Myotech, LLC, TE Bio, LLC, and Nanoset, LLC. Mr. Weiner holds seventeen U.S. patents.

Steven Katz is President of Steven Katz & Associates, Inc., a health care and technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing. Mr. Katz has been President of Steven Katz & Associates, Inc. since 1982. From January 2000 to October 2001 Mr. Katz was President, Chief Operating Officer and a director of Senesco Technologies, Inc., an American Stock Exchange listed company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. From 1983 to 1984 he was a co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1981 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelors of Business Administration degree in Accounting from the City College of New York in 1969. He is presently a member of the Board of Directors of Biophan Technologies, Inc., Health Systems Solutions, Inc., Nanoscience Technologies, Inc., and USA Technologies, Inc., as well as several private companies.

Ross B. Kenzie currently serves on the boards of several companies including the publicly held Rand Capital Corporation and Biophan Technologies Inc. as well as many entrepreneurial ventures that are privately held, including Biomed Solutions LLC and Technology Innovations, LLC. Mr. Kenzie is a former Chairman and Chief Executive Officer of Goldome Bank, from which he retired in June 1989. He was previously Executive Vice President of Merrill Lynch & Co., in the New York worldwide headquarters, and is a former member of the Merrill Lynch & Co. Board of Directors. He is a former Director of the Federal Home Loan Bank of New York ( from 1984 to 1988) and served on the boards of the National Council of Savings Institutions (from 1982 to 1986), the Federal Reserve Bank of New York, Buffalo Branch (from 1985 to 1987), and the Savings Banks Association of New York State (from 1984 to 1987). Mr. Kenzie was a Director of Millard Fillmore Hospitals (from 1982 to 1995) and is currently Past Chairman Emeritus. He served on the Board of the Kaleida Health, Education and Research Foundation (from 1998 to 2000) and is currently on its Investment Committee. He was Director of the Health Systems Agency of Western New York (from 1988 to 1991), and was a member of the College Council of the State University College at Buffalo (from 1981 to 1998) and served as Chairman. He was a Director of the College’s Foundation and a member of its Finance Committee (from 1984 to 1998) and is currently on its Investment Committee. He served on the Council of the Burchfield-Penney Art Center (from 1990 to 2001) and the Albright Knox Art Gallery (from 1983 to 1985). He is also a member of the Board, and the Chairman of the Investment Committee of the State University at Buffalo Foundation.

John Lanzafame has over fifteen years experience in the medical device industry. With a background that includes education in chemical and industrial engineering, Mr. Lanzafame combines a strong technical background with extensive experience in business development and executive level management. From August 1989 to March 2004, Mr. Lanzafame was employed by STS Biopolymers, Inc., a privately held medical device company that marketed high performance polymer-based coatings for the medical device industry, including drug eluting surfaces for devices such as coronary stents and indwelling catheters.  Mr. Lanzafame held a variety of positions with STS Biopolymers in the areas of research, product development, and sales and marketing. Mr. Lanzafame served as Vice-President of sales and marketing from July 2001 to August 2003 at which time he was promoted to President and served in this capacity until March 2004. Mr. Lanzafame left STS Biopolymers in March 2004 following the sale of the company to Angiotech Pharmaceuticals. Mr. Lanzafame joined Biophan Technologies, Inc. in September 2004 and has served as Vice-President Business Development, and President of Nanolution, the drug delivery division of Biophan. In April 2006, Mr. Lanzafame was promoted to Chief Operating Officer of Biophan Technologies, Inc. and currently leads operations and business development for Biophan.

Sharell L. Mikesell, Ph.D. was added to the Company’s Board of Directors in April 2006. Dr. Mikesell has 30 years of corporate leadership experience in global research & development and business operations. His background includes experience with polymer and material technologies in diverse positions with major companies including General Electric, Owens-Corning, and Advanced Elastomer Systems, L.P., an Exxon-Mobil subsidiary. Dr. Mikesell’s responsibilities included the global technical leadership for product, process, and applications development as well as applied research and technical support to manufacturing and customers worldwide. In 2005, Dr. Mikesell was appointed Co-Director of the Center for Multifunctional Polymer Nanomaterials & Devices, Ohio’s first state funded multi-university center in nanotechnology. He was previously named the first Executive Director of the Ohio Polymer Strategy Council in March 2001 and continues to serve in that role. Dr. Mikesell has served on several corporate boards and advisory councils including: Corporate representative to the Industrial Research Institute; Advancement Council for the College of Polymer Science and Engineering at the University of Akron; Research Advisory Council of NorTech; Advisory Board of the Ohio Business Development Coalition; Scientific Advisory Board of UTEK Corporation; Board of Asahi Fiberglass in Japan, as an advisor to the Center of Photochemistry at Bowling Green State University; Advisor to the Chemical Engineering Department at the University of West Virginia; Board of Trustees for the Ohio Polymer Enterprise Development, Inc.; PolymerOhio, Inc.; the Edison Polymer Innovation Corporation; and the Olivet Nazarene University Foundation. A native of Ohio, Dr. Mikesell received a Bachelor of Arts in Chemistry from Olivet Nazarene University, Kankakee, Illinois and a Master of Science from the Ohio State University, Columbus. Dr. Mikesell received a Ph.D. Degree in Polymer Science from the University of Akron, Ohio.

Michael D. Riedlinger became President of NaturalNano in December 2004 and joined the board in November 2005. Prior to joining NaturalNano, Mr. Riedlinger was, from 2002 to 2005, President of Technology Sales and Licensing Services, a firm specializing in business development for organizations that seek new sources of revenue from licensing or selling their technical innovations to others. From 2000 to 2002, Mr. Riedlinger was Chief Executive Officer of Vitalwork, Inc., an organizational development company focused on training and corporate culture change for the telecommunications industry. From 1995 to 2000, Mr. Riedlinger was Director of Sales and Marketing at Metamor Software Solutions, a computer programming services division of Metamor Worldwide with offices in over 20 countries. From 1993 to 1995 he was Vice President of QSoft Solutions, a provider of quality management software and information to major corporations in North America. From 1986 to 1993, Mr. Riedlinger held several positions, including OEM Products Director and Director of Strategic Planning at Microlytics, Inc. Mr. Riedlinger has a MBA from the University of Rochester and a BFA from the Rochester Institute of Technology.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY YOUR PROXY, IF PROPERLY EXECUTED AND RETURNED AND NOT REVOKED, WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR WHOM YOU ARE ENTITLED TO VOTE.

Corporate Governance Guidelines

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Company is quoted on the OTC Bulletin Board, which does not currently have any corporate governance rules similar to those adopted by the NASDAQ Stock Market, Inc. ("NASDAQ"), the American Stock Exchange, Inc. ("AMEX") and other national securities exchanges. Since our inception, our Board has reviewed the Company’s governance practices in light of the standards of NASDAQ and AMEX, and will continually monitor the Company’s practices in light of such standards. The Company has adopted a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer and principal financial and accounting officer, and to persons performing similar functions.

Board Determination of Independence

Although the Company is not subject to NASDAQ and AMEX rules, we have generally speaking, looked to those rules for guidance as to which members of our Board qualify as "independent directors." Our Board has determined that each of Messrs. Katz, Kenzie and Mikesell is an “independent director” in that none of them has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of NaturalNano, Inc.

The Board and Committees of the Board

The Board held one (1) meeting during the Company's fiscal year ended December 31, 2005. During the period prior to the November 29, 2005 merger date, the Company was closely held and did not hold formal board meetings and therefore completed most board actions through unanimous written consent. The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not currently have a nominating committee and has not established any specific procedure for selecting candidates for director. However, directors are currently nominated by a majority vote of the Board. There is also no established procedure for shareholder communications with members of the Board or the Board as a whole. However, shareholders may communicate with the manager of investor relations and such communications are either responded to immediately or are referred to the chief executive officer or chief financial officer of the Company for a response. During 2005, all of the directors of the board attended the board meeting held by the Company and each committee of the Board on which he served.

Audit Committee. The Audit Committee is currently composed of Messrs. Katz (Chairman), and Kenzie. The responsibilities of the Audit Committee, as more fully set forth in the Audit Committee Charter adopted in December 2005 and as posted on our website at www.naturalnano.com includes: appointing, retaining, replacing, compensating and overseeing the work of the independent accountants, who report to, and are directly accountable, to the Committee. The Audit Committee reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls. The Audit Committee met formally once during the Company's fiscal year ended December 31, 2005. Each member of the Audit Committee attended the 2005 meeting. The Board has determined that Messrs. Katz and Kenzie meet the qualifications as an "audit committee financial expert".

Compensation Committee. During fiscal 2005, the Compensation Committee was composed of Messrs. Kenzie (Chairman), Katz and Weiner. The responsibilities of the Compensation Committee as set forth in the Compensation Committee Charter adopted in December 2005 and as previously posted on our website at www.naturalnano.com include reviewing the Company's compensation policies and establishing executive officer compensation, and the administration of the NaturalNano, Inc. 2005 Incentive Stock Plan (“the Plan”). The Compensation Committee did not meet formally during the Company's fiscal year ended December 31, 2005. All of the members of the Committee are considered to be independent, as independence for Compensation Committee members is defined under the NASDAQ rules, and all of the members of the Compensation Committee are deemed to be non-employee directors for purposes of Section 162(m) and Rule 16b-3 of the Exchange Act.

Compensation of the Board

Directors who are employees of NaturalNano do not receive additional compensation for serving on the Board or its committees. Non-employee directors, for their services as directors, are paid an annual cash fee of $8,000. In addition, non-employee directors are also eligible to receive option grants under the Plan. The option grants made to the non-employee directors during the fiscal year ended December 31, 2005 are indicted below. All directors are reimbursed for their reasonable expenses incurred in attending Board meetings.

Steven Katz receives an additional $5,000 per year for serving as Chairman of the Audit Committee. Otherwise, no additional compensation is paid to directors for serving as members of committees of the Board.

The Company maintains directors and officers liability insurance.

Options Granted to Directors in Fiscal 2005

The following table sets forth the options granted to the non-employee directors on our Board in fiscal 2005:

	Number of Shares
	Underlying		Exercise Price Per
Director	Options Granted	Grant Date	Share
Michael L. Weiner	400,000	3/01/05	$.05
Steven Katz	200,000	3/01/05	$.05
John F. Lanzafame	400,000	3/01/05	$.05

Each option grant was made pursuant to Board actions taken during the first quarter of fiscal year 2005 under the terms of the 2004 Stock Option Plan. The option grant to Mr. Katz was fully vested as of the date of grant. The option grants to Messrs. Weiner and Lanzafame vest as follows: one third as of the date of grant, one third on the first anniversary of the grant date and one third on the second anniversary of the grant.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board has appointed Goldstein Golub Kessler LLP as the Company's independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ended December 31, 2006 and recommends that the stockholders vote FOR confirmation of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board will reconsider their appointment. Even if the appointment is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

It is anticipated that a representative from Goldstein Golub Kessler LLP will be present at the Annual Meeting. Members of the Company's Audit Committee are also expected to attend the Meeting and will be available to answer questions.

Goldstein Golub Kessler LLP has audited the Company's financial statements annually since inception (December 22, 2004) and through the period ended December 31, 2004 and annually thereafter. The Company has not consulted with Goldstein Golub Kessler LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

Our principal accountant is Goldstein Golub Kessler LLP (the Firm) which has a continuing relationship with RSM McGladrey, Inc. (RSM) from which it leases auditing staff who are full time, permanent employees of RSM and through which its partners provide non-audit services. Prior to September 30, 2005, the firm had a similar relationship with American Express Tax and Business Services Inc. The Firm has no full time employees and therefore, none of the audit services performed for us were provided by permanent full-time employees of the Firm. The Firm manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

1)	Audit Fees
The aggregate fees billed by Goldstein Golub Kessler LLP for professional services rendered for the audits of the Company's annual financial statements for the last two fiscal years and for services in connection with various SEC information statements during the two fiscal years ended December 31, 2005 and 2004 were $92,241 and $14,650, respectively.

2)	Audit-Related Fees
The Company did not engage its principal accountants to provide assurance and related services during the last two fiscal years.

3)	Tax Fees
The Company did not engage its principal accountants to provide tax compliance, tax advice and tax planning services during the last two fiscal years.

4)	All Other Fees
The Company did not engage its principal accountants to render services to the Company during the last two fiscal years, other than as reported above.

5)	Pre-approval Policies and Procedures
In accordance with its charter, the Audit Committee is required to approve all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF GOLDSTEIN GOLUB KESSLER LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006. UNLESS OTHERWISE DIRECTED THEREIN, THE SHARES REPRESENTED BY YOUR PROXY, IF PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, WILL BE VOTED FOR SUCH PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The table below lists the beneficial ownership of our common stock, as of June 1, 2006, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers and by all of our directors and executive officers as a group. Unless otherwise indicated, the address for each of the persons below is c/o NaturalNano, Inc., 150 Lucius Gordon Drive, Suite 115, West Henrietta, New York 14586. Unless otherwise indicated in the footnotes, shares are owned of record and beneficially by the person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or share directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after June 1, 2006. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Number of Shares
Name and Address of	Beneficially Owned
Beneficial Owner	(1) (2)	Percent of Class (2)

Directors, Nominees and Named Executive Officers:

+ Michael L. Weiner (3)	66,215,293	53.9%

+ Steven Katz (4)	200,000	*

+ Ross B. Kenzie (4)	50,000	*

+ John F. Lanzafame (4)	366,667	*

+ Sharell L. Mikesell (4)	50,000	*

+ Michael D. Riedlinger (4)	2,000,000	1.6%

Kathleen A. Browne (4)	400,000	*

Sarah M. Cooper (4)	400,000	*

All Officers and Directors	69,681,960	55.2%
as a group (8 persons)

Certain Beneficial Owners:

Technology Innovations, LLC (4)
150 Lucius Gordon Drive
Suite 117
West Henrietta, NY 14586	65,925,526	53.7%

Jeffrey Smith
3564 Thorndale Road
Pasadena, CA 91107	10,918,584	9.0%

NanoVentures, LLC
P.O. Box 268
Derby, NY 14047	9,185,000	7.5%

*	Denotes less than one percent.
+	Denotes Member of the Board

(1)	Except as may be set forth below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
Applicable percentage of ownership is based on 121,781,407 shares outstanding as of June 1, 2006, together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options or warrants currently exercisable or exercisable within 60 days after June 1, 2006 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

(3)
Includes 64,925,526 shares and 1,000,000 options held by or issuable to Technology Innovations, LLC, of which Mr. Weiner is a member and manager. Mr. Weiner disclaims beneficial ownership of the shares held by Technology Innovations, LLC except to the extent of his beneficial ownership interest in Technology Innovations, LLC.

(4)
Includes shares that may be acquired upon exercise of stock options, which are exercisable on or prior to June 1, 2006. The shares beneficially owned include: Mr. Katz - 200,000 shares; Mr. Kenzie - 50,000 shares; Mr. Lanzafame - 266,667 shares; Mr. Mikesell - 50,000 shares; Mr. Riedlinger - 2,000,000 shares; Ms. Browne - 400,000 shares; Ms. Cooper - 400,000 shares; all Directors and Officers as a Group - 3,366,667 shares and Technology Innovations, LLC - 1,000,000 shares.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,000,000	$0.05	4,190,000 *
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	14,000,000	$0.05	4,190,000

* The shares are issuable under the Company's 2005 Incentive Stock Plan. Such shares may be issued upon the exercise of stock options or pursuant to restricted stock awards or restricted stock units that vest based upon Board designation at the time of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Chairman of our Board of Directors, Michael L. Weiner is the manager and a 42.74% owner of Technology Innovations, LLC, which owns 53.7% of our outstanding common stock. The balance of the ownership interests in Technology Innovations are held directly or indirectly by 28 individuals, family partnerships and trusts.

Three members of our Board, Michael L. Weiner, Ross Kenzie and Steven Katz are also on the Board of Directors of Biophan Technologies, Inc. Our Board also includes John Lanzafame, who along with Mr. Weiner is an executive officer and manager of Biophan. Biophan’s wholly owned subsidiary, Nanolution, Inc. and the Company have a joint research and development agreement for the development of drug delivery and medical applications utilizing nanotechnology discoveries.

Our independent directors will make all determinations and decisions relating to issues involving transactions between the Company and Technology Innovations, LLC, Biophan Technologies, Inc. or any of their affiliates. In addition, the Board continually reviews the outside business activities of all its members to ensure that they discharge their obligations in accordance with their fiduciary duties to NaturalNano, Inc. and our stockholders.

Our executive officers, Michael D. Riedlinger, Kathleen A. Browne and Sarah M. Cooper from time to time spend a portion of their time on the business affairs of Technology Innovations, LLC and its affiliates. In such situations, the individual is paid directly by the affiliate receiving the service or NaturalNano receives as reimbursement a percentage of their salary and benefits. The services provided by these individuals include consultations in the followings areas: licensing and business strategy, technology application and finance. Technology Innovations, LLC and its affiliates have utilized, and have therefore paid the individuals directly or reimbursed the Company, for less than 50% of the payroll costs of these individuals. During the first half of fiscal 2005, Technology Innovations made direct payments to Mr. Riedlinger and Ms. Cooper of $10,400 and $23,750, respectively for such services. Ms. Browne anticipates that 35% of her time will be spent on affiliated companies and as such will receive payments, directly from Technology Innovations and affiliates, as financial services are provided to these entities, during periods beginning January 1, 2006. Ms. Browne did not provide services to any affiliates in 2005. Our Board of Directors reviews this arrangement on a regular basis and our independent directors monitor all circumstances that could result in conflicts of interest between the Company and the relevant affiliate.

The Board of Directors does not believe that any conflicts of interest have occurred as a result of this sharing of employees.

Because of the nature of our business and the business of these other entities, the relationships of all of the members of our Board of Directors with these other entities may give rise to conflicts of interest with respect to certain matters affecting us. Some potential conflicts may not be resolved in a manner that is favorable to us. We believe it is not possible to predict the precise circumstances under which future potential conflicts may arise and therefore intend to address potential conflicts on a case-by-case basis. Under Nevada law, directors have a fiduciary duty to act in good faith and with a view to the best interests of the corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the board or compensation committee, or other committee serving as equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

None of the members of our Compensation Committee has ever been our employee.

EXECUTIVE COMPENSATION

NN Research was incorporated on December 22, 2004 and did not have any paid employees for the fiscal year ended December 31, 2004. The table set forth below summarizes the compensation earned by our named executive officers in each year since inception.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name / Position	Year	Salary	Bonus	Restricted Stock Awards	Securities Underlying Options / SAR (post split)
Michael D. Riedlinger President	2005	$122,007	$10,000	none	3,000,000
	2004	none	none	none	none
Kathleen A. Browne CFO	2005	$85,489*	none	none	800,000
	2004	none	none	none	none
Sarah M. Cooper CTO	2005	$40,580*	$7,000	none	600,000
	2004	none	none	none	none
Edward F. Cowle Former CEO	2005	$6,425*	none	none	none
	2004	none	none	none	none

* reflects employment for a partial year.

The Company did not have any bonus, profit-sharing or deferred compensation plans for the benefit of employees, officers or directors for the 2004 and 2003 periods. Further, we did not pay any salaries or other compensation to officers, directors, or employees for the years ended December 31, 2004 and 2003. As a result, the columnar information required by Item 402(a) (2) of Regulation SB has been modified for categories where there has been no compensation awarded to, or paid to, the named executive officers in the table above.

Stock Options

On September 26, 2005, the Board adopted the NaturalNano, Inc. 2005 Incentive Stock Plan (“the Plan”). The Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Plan is administered by the Compensation Committee of the Board and authorizes the grant of options or restricted stock awards for up to 14,000,000 shares. The Compensation Committee determines which eligible individuals are to receive options or other awards under the Plan, the terms and conditions of those awards, the applicable vesting schedule, the option price and term for any granted options, and all other terms and conditions governing the option grants and other awards made under the Plan. Non-employee directors also receive option grants pursuant to the automatic grant program in effect for them under the Plan which is the subject of Proposal No. 2.

Employment Agreements

Each of Michael D. Riedlinger, President; Kathleen A. Browne, Chief Financial Officer, Secretary and Treasurer; and Sarah M. Cooper, Chief Technology Officer have entered into employment agreements with NaturalNano. These employment agreements are terminable by either the Company or the employee upon 90 days notice or by the Company for cause (as defined in their employment agreement) or upon the death or disability of the employee. Certain incentive bonus programs included in these agreements are based on performance criteria that are expected to be completed in 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

No named executive officer exercised options in the fiscal year ended December 31, 2005. The following table presents the number and values of exercisable and unexercisable options as of December 31, 2005:

Name	Shares acquired on exercise	Value realized	Number of Securities Underlying unexercised options/SARs at FY-end (#) Exercisable/ Unexercisable	Value of unexercised in-the-money options/SARs at FY-end ($) Exercisable/ Unexercisable (1)

Michael D. Riedlinger	None	-	1,000,000 / 2,000,000	$1,020,000 / $2,040,000
Kathleen A. Browne	None	-	266,666 /533,334	$271,999 / $544,001
Sarah M. Cooper	None	-	200,000 /400,000	$204,000 / $408,000
Edward F. Cowle	None	-	None	None

(1) As permitted by the rules of the Securities and Exchange Commission, we have calculated the value of the unexercised in-the-money options at fiscal year end on the basis of the closing price per share of our Common Stock ($1.07 per share which reflects the two-for-one stock split that was effective on February 8, 2006) as quoted on the OTC Bulletin Board on the last day of the fiscal year, December 31, 2005, less the applicable exercise price of $0.05 per share multiplied by the number of shares which may be acquired on exercise.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following report is required by the SEC's executive compensation rules in order to standardize the reporting of executive compensation by public companies.

General

The Board's Compensation Committee (the "Compensation Committee") reviews the Company's compensation policies, establishes executive officer compensation and administers the Company's Stock Option Plan. During fiscal 2005, the Compensation Committee was composed of Messrs. Kenzie (Chairman), Weiner and Katz, each of whom is a non-employee director. None of these individuals has ever been an officer or employee of the Company.

The objectives of the Company's executive compensation policies are (i) to be competitive with pay practices of other companies of comparable size and status, including those in the biotechnology industry and (ii) to attract, motivate and retain key executives who are vital to the long-term success of the Company. The Company's executive compensation currently consists of both fixed annual salary and stock based compensation which align the interests of the Company's executives with the interests of its stockholders.

Base Salary

With respect to annual compensation, the fundamental objective in setting base salary levels for the Company's senior management is to pay competitive rates to attract and retain high quality, competent executives. Competitive pay levels are determined based upon independent industry surveys, proxy disclosures, individual leadership, level of responsibility, management skills and industry activities.

Stock Options and Restricted Stock

In connection with the executive compensation program, long-term incentive awards in the form of stock options and restricted stock are available for grant under the Plan. Awards have been solely in the form of non-qualified stock options granted under the Plan. The Compensation Committee and the Board grant these stock-based incentive awards from time to time for the purpose of attracting and retaining key executives, motivating them to attain the Company's long-range financial objectives, and closely aligning their financial interests with long-term stockholder interests and share value.

The Company believes that, through the use of stock options, executives' interests are directly tied to enhanced stockholder value. The Compensation Committee has the flexibility of awarding non-qualified stock options, incentive stock options and restricted stock. This flexibility enables the Company to fine-tune its grants in order to maximize the alignment of the interests of the stockholders and management.

Awards of stock options were made to executive officers of the Company in fiscal year 2005, including the Company's President, in order to provide appropriate incentive to such persons.

Compensation of Chief Executive Officer

For fiscal year 2005, the compensation of Michael D. Riedlinger, the Company's President, consisted of the same components as the compensation of the other senior executives. As previously described, Mr. Riedlinger received a stock option grant of 3,000,000 shares in fiscal 2005. Mr. Riedlinger’s compensation package included a base salary of $135,000 with a bonus program based on performance criteria established by the Board of $30,000. This compensation package is believed to be comparable to total compensation packages of executives of similar companies and chief executive officers with similar responsibilities.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers, unless such compensation is performance-based pursuant to certain milestones established under a stockholder-approved plan. The compensation paid to the Company's executive officers during the 2005 fiscal year did not exceed the $1 million limit per covered officer. However, the Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company's executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards tied to the value of the Company's common stock, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

The foregoing report is given by the members of the Compensation Committee.

Respectfully submitted,
The Compensation Committee of the Board of Directors

Ross B. Kenzie, Chairman
Steven Katz
Michael L. Weiner

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR BE DEEMED "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board's Audit Committee ("Audit Committee") oversees the Company's financial reporting process on behalf of the Board. The Audit Committee is governed by a written charter approved by the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including receiving the written disclosures and letter from the independent registered public accounting firm and discussing the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of any non-audit services with the registered public accounting firm's independence.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit and such other matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as currently in effect. In addition, the Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the appointment of the Company's independent registered public accounting firm.

Respectfully submitted,

The Audit Committee of the Board of Directors

Steven Katz, Chairman
Ross B. Kenzie

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR BE DEEMED "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "house holding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: NaturalNano, Inc., 150 Lucius Gordon Drive, Suite 115, West Henrietta, New York 14586, or by calling (585) 214-8005. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER INFORMATION

The Company filed an amended Annual Report for this fiscal year ended December 31, 2005 on Form 10-KSB with the Securities and Exchange Commission on June 26, 2006. A copy of the Annual Report is included with this Proxy Statement.

Additional information concerning the Company is available on our website at www.naturalnano.com.

Copies of our amended Annual Report (including Exhibits) are also available free of charge in print to investors who request them in writing from the Company's Secretary (at the address on the cover page). Filings which the Company makes with the Securities and Exchange Commission also contain additional information and may be obtained on the SEC's website at www.sec.gov.